CORPORATE PARTICIPANTS

 MARK GREENQUIST
 Symbol - SVP & CFO

 BILL NUTI
 Symbol - President & CEO

 TODD ABBOTT
 Symbol - SVP, Worldwide Operations

 PETER LIEB
 Symbol - General Counsel


CONFERENCE CALL PARTICIPANTS

 ARINDAM BASU
 Morgan Stanley - Analyst

 PAUL COSTER
 J.P. Morgan - Analyst

 SCOTT SCHNAVER
 Lehman Brothers - Analyst

 REIK READ
 Robert Baird - Analyst

 AJIT PAI
 Thomas Weisel - Analyst

 MARK ROBERTS
 Wachovia Capital Markets - Analyst

 JOE ARSENIO
 Arsenio & Associates - Analyst

 KEVIN STARK
 Imperial Capital - Analyst

 DAVID FEINBERG
 Morgan Stanley - Analyst

 TED WHEELER
 Buckingham Research - Analyst

 PETER BARRY
 Bear Stearns - Analyst

 JACK LIEBERMAN
 Reliance Management - Analyst

 DICK DAVIS
 Richard W. Davis - Analyst

PRESENTATION



--------------------------------------------------------------------------------
OPERATOR


Good day, everyone. Thank you for holding the line, and welcome to the Symbol Technologies first-quarter earnings conference call. Today's call is being recorded. At this time, I would like to turn the call over to Mr. Mark Greenquist, Senior Vice President and Chief Financial Officer. Please go ahead, Mark.


--------------------------------------------------------------------------------
MARK GREENQUIST - SYMBOL - SVP & CFO


Thank you for joining us on our 2004 first-quarter conference call. Also, let me thank you for your patience. We apologize for the delay in the start of the call. We wanted to wait for the news release to cross the wire, and there was some technical difficulties in making that happen.

Also, please note that the conference is supported online with presentation content available to you at www.Symbol.com. Speaking on the call with me today is Bill Nuti, Symbol President and CEO. With us are General Counsel Peter Lieb and Todd Abbott, SVP of Worldwide Operations, the new post to which he was appointed last month. Todd now has senior executive responsibilities for manufacturing and supply chain operations, as well as worldwide sales vertical marketing and strategic alliances.

Before I review our first-quarter results, a brief disclaimer reflecting the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. Displayed on the screen is the customary Safe Harbor provision. During the course of this conference call, we may make projections or other forward-looking statements regarding future events or the future financial performance of the Company. Such statements are solely projections, and actual events or results may differ materially. Any forward-looking statements are further qualified by risks and uncertainties we identify in filings Symbol makes periodically with the SEC. Copies of our SEC filings are available from the Company upon request or by accessing our Company Website, www.Symbol.com, where you also find details regarding the replay of today's call.

I should note we filed our first-quarter 2004 10-Q this afternoon, and it will be available imminently on our Website. In addition, you should be aware that this presentation includes certain non-GAAP financial measures as defined under SEC rules. As required in this presentation, we have provided a reconciliation of those measures to the most directly comparable GAAP measures.

Lastly, the earlier reported government investigations are continuing, and we will not be able to address those issues in today's Q&A. As events warrant, we will continue to provide updates on the course of these investigations.

After I review our first-quarter 2004 financial results, Bill will provide commentary on geographic and product mix, drilling down into trends within each of the sales theaters and product groups, including a brief update on our RFID, as well as some recent customer wins. In addition, Bill will update you on bookings and backlog metrics we introduced last fall. In taking your feedback from previous calls, we will introduce an additional component through our backlog data, products shipped but not yet recognized as revenue. This addition should make the metric more valuable in understanding the near-term outlook. Then after a brief update on guidance for the year, we will take your questions.

We continue to experience steady progress in the topline growth of the company. Revenue at $419.7 million was up approximately 7 percent sequentially from 393 million in Q4 '03 and up 9 percent from Q1 '03's 386 million. The quarter came in somewhat stronger than we had anticipated in our March fourth call, reflecting continuing growth in sales for all Symbol product divisions -- mobile computing, wireless infrastructure, and advanced data capture.

First-quarter earnings were $6.8 million or 3 cents per share. Included in the results was a $13.5 million or 5 cent per share charge to income taxes for a portion of a previously recorded deferred tax asset that we believe may not be realized. That deferred tax asset was related to ongoing negotiations to settle the previously disclosed government investigation.

In short, we have not changed the size of the provision for a settlement, but we now believe that a larger portion of any settlement will be a non tax-deductible penalty. Excluding this charge, adjusted net earnings were $20.3 million or 8 cents per share. This compared to a Q1 '03 net loss of $31 million or 13 cents per share and Q4 '03 net earnings of 16.2 million or 7 cents per share. The underlying earnings performance of the Company came in right on our expectations for the first quarter.

As I mentioned, product revenue of 348.2 million reflected continuing growth in sales for all Symbol product divisions. The increased product revenue, up 11 percent sequentially from fourth quarter 2003's 314 million and up 12 percent year-over-year, was supported by sales of new products such as the MC 9000-G, an innovative mobile computer introduced in Q4 '03; our industry-leading wireless switching product line on the market for the last year, and several new entries to our scanner line all introduced since January '03 -- the LS 2200 handheld scanner, the countertop LS 9208 and the MK 2000 MicroKiosk.

Service revenue of 71.4 million showed a quarter to quarter decline of 10 percent from 78.9 million and a year-over-year decrease of 6 percent. Service revenues were affected by both our continued strategy to utilize our channel partners to deliver professional services, as well as the impact that the timing of cash receipts had on revenue recognized on a bill and collected basis.

First-quarter 2004 gross margin increased by 6 percent to $194.9 million or 46.5 percent of sales compared with Q4 '03 gross margin of 181.1 million or 46.8 percent and was up 13 percent compared to Q1 '03 gross margin of $171.9 million or 44.5 percent.

Operating expenses in the first quarter were 165.5 million, up 3.8 million from Q4 '03's 161.7 million. Our engineering expense of 41.6 million in Q1 '04 was up
2.7 million from Q4 '03. Our stated target is that engineering expenses run at 10 percent of sales, and our spending stayed constant at the level.

You will see on this chart that we have called out some of the main items causing fluctuations in our SG&A expenses. First, you will see a decrease between quarters of $2.1 million related to the compensation expense associated with the Company's Employee Stock Purchase program and stock option plans. Next, you will see the decrease between quarters in the cost related to the restatement of approximately 5.1 million. In Q1 '04, we still incurred expenses related to this restatement of prior financials of approximately $1 million.

In addition in Q1 '04, we recorded a charge of $2.8 million as we finalized the severance agreement with Rich Bravman, our former Chairman and CEO, retiring in July of this year.

Finally on the chart, you see increased costs in Q1 '04 related to Sarbanes-Oxley, as well as investments, primarily people-related, in building out our sales, marketing, HR and finance teams.

As we mentioned in March, we are kicking off a number of key initiatives to significantly improve our systems infrastructure and to build a robust IT platform off of which we can scale our business. A number of those projects got underway in Q1 with an incremental $1 million of expense in that area in the quarter versus Q4 '03.

Operating expenses exceeded our guidance, and while there were several onetime charges associated with cleaning up the past, the increases cannot be totally attributed to Legacy issues. We remain focused on improving the bottom line through better expense controls, increasing productivity and continuing to streamline operations.

The balance sheet improvement in that we experienced in 2003 continued its encouraging trend in Q1 '04 with ongoing positive cash flow, declining receivables, a quarter to quarter nine-day drop in DSOs, and an uptick in inventory turns. Receivables at 119.6 million at the end of Q1 '04 translated to DSOs of 26 days, a nine-day improvement from the end of 2003 and a seven-day improvement from Q1 '03. This improvement was driven by consistently good revenue linearity and record cash collections in the quarter of over $450 million.

The trend of improved inventory management also continued in the first quarter, with a reduction to $211.7 million from 213 million in Q4 '03. Year-over-year we have made substantial progress from the $240.5 million in inventory that we had at the end of Q1 '03.

First-quarter inventory turns at 4.2 represented an improvement of about .3 points over Q4 '03's 3.9 turns. Current liabilities at March 31, '04 were $489 million, down approximately $47 million from year-end '03, driven primarily by the payment to settle the Telxon class-action suit.

We exited the quarter with a cash balance of $179 million. Cash flow from operations was strong at 41 million, an excellent performance in light of the $25 million net settlement payment related to the Telxon class-action. The strong positive cash flow in the quarter essentially was driven by our operating income, as well as strong cash collections as I mentioned earlier.

Now I will turn the mike over to Bill who will do a drill-down of results by theater and product group, provide a brief update on RFID, discuss a couple of important customer wins, and take you through bookings and backlog, as well as guidance. Bill?

--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO

Thank you, Mark. Before moving on to a discussion of the geographic and product breakout, let me comment on what I believe was excellent quarterly performance.

Product revenue was nicely balanced, increasing double digits across all of our divisions. We believe we are gaining market share. Our new products in each of our divisions are gaining traction in the market and helping us to take share from competition.

Gross margin continued to improve at a faster rate than revenue. Balance sheet trends showed continued progress with strong positive cash flow, declining receivables, improved DSOs and better inventory turns. Cash balances at quarter end increased to almost 180 million.

The operating expense line was one of a big disappointment for us. You'll recall in 2002, late 2002, and 2003 we talked about and focused on improving our operations and balance sheet performance, and we demonstrated significant progress there. I can assure you we are focused on our costs and are determined to bring them into line. Nevertheless, we fell as if Symbol is moving in the right direction, and the sign posts of restoring the Company's health are encouraging.

I would like to acknowledge and congratulate all of our associates and channel partners for their hard work during the quarter. It is nice to see the payoff.

Now let's look at our geographic mix of product revenue. This chart illustrates quarterly revenue by geographic theater. In Q1 our geographic mix tilted toward the Americas theater as the Americas theater represented 66 percent of product revenue, up from 63 percent in Q4 '03. Both Europe, Middle East and Africa and Asia-Pacific declined as a percent of product revenue, primarily due to the strong quarter-over-quarter performance in the Americas.

Now I would like to get into each of the theater's performance to give more detail on those changes. First, we will start with slide nine, the Americas.

As I just mentioned, the Americas represented 66 percent of Q1 '04 total product revenue compared to 63 percent in Q4 '03 and 59 percent in Q1 '3. Product revenue in the Americas showed a strong increase of about 16 percent sequentially and nearly 24 percent year-over-year. The first quarter uptick was mainly due to increased sales across all of our product groups with significant revenue contribution from the sale of our wireless scanning terminals to Home Depot, which we announced in November last year.

The Americas first-quarter bookings also showed strong performance year-over-year, increasing almost 30 percent year-over-year. Sequentially, the Americas bookings were essentially flat coming off of a good Q4 '03 performance. While business confidence is cautiously optimistic and the U.S. economy is showing signs of life, capital spending continues to be closely monitored by our customers with return on investment as important as ever.

In addition, our Enterprise Mobility strategy, where we currently have greater traction in the U.S., has us involved in larger more complex selling cycles. These selling cycles now typically include more than one product area and are likely to include a sale for a combination of advanced data capture, mobile computing and wireless infrastructure products. As customers realize that the edge of their network is changing in support of mobility, we are likely to see Symbol become a more relevant strategic vendor.

Slide 10. Europe Middle, East and Africa represented 26 percent of overall product revenue versus 27 percent in Q4 '03 and 34 percent in Q1 '03. Product revenue in Europe showed an increase of about 5 percent sequentially but declined nearly 15 percent year-over-year. The year-over-year decline was due to timing of revenue recognized from our thinly capitalized VARs, a difference of about 10 million between Q1 of '03 and the first quarter of '04 and approximately 3 million for sales to our distributors that are now recognized on a sales-out versus sales-in basis. As you will recall, we discussed this change on our Q4 '03 call in March.

More indicative of the trends in our business in the Europe, Middle East and Africa theater is our bookings, which posted a very strong 13 percent increase sequentially and an even stronger approximately 29 percent year-over-year increase in bookings. Partners Select has been implemented across EMEA, and with the build-out of the Tier Two model there, we feel we have the right vehicle in place to support our large number of resellers in the region.

Although retail demand is holding strong in major countries, the introduction of the MC 9000 with wide area networking capability is providing refreshed opportunity in the customer relationship management application space, as well as opening up doors to Symbol in new vertical markets.

With the introduction of wide area networking radios in several of our mobile computing products, we hope to extend our overall market share gains in mobile computing throughout EMEA.

Asia-Pacific. Although Asia-Pacific at 8 percent represents our smallest by revenue geographic region, we believe it holds tremendous promise and that we now have the leadership in place to deliver on that promise. Product revenue in Asia-Pacific showed a decline of about 5 percent versus Q4 '03, but a very strong increase of nearly 44 percent versus the same period a year ago. The decrease from Q4 '03 was due to the deferrals of revenue for sales out through our distributors.

On a more encouraging note, bookings in Asia-Pacific soared 90 percent versus Q1 '03 and climbed 18 percent sequentially. Important to our strategy is the addition of strong regional partners. Asia-Pacific began rolling out Partners Select during the quarter and added as a value-added distributor Digital China, which according to IDC is the largest IT product distributor and systems integrator in China.

As we discussed on previous calls, one aspect of our six point growth strategy is focusing in on geographic expansion. Over the past year, we have restructured the Asia-Pacific sales organization, retooled supply chain resources in the region, added experienced leadership in all functions, expanded overall headcount and have begun to install Partners Select. Although there is still more work ahead, Asia-Pacific is setting the bar for sales worldwide with outstanding demand generation this past quarter.

Slide 12 -- Revenue Distribution by Product Groups. Now let us take a look at the revenue splits by product groups. We saw balanced growth across all of the product divisions, and we believe the success reflected enthusiasm for some of our newer products as they gained traction in the marketplace. It also underscores our belief that we are gaining market share and that our Enterprise Mobility system strategy wins out over point product offerings from our competitors. The product revenue of 348.2 million represents a sequential growth of 11 percent and year-over-year growth of 12 percent. As you can see, the split by product group remained essentially unchanged from Q4 of '03.

Next slide -- Mobile Computing. The Mobile Computing division continued to represent the largest portion of our revenue at 58 percent of total product revenue. Revenue increased nearly 10 percent sequentially and almost 4 percent year-over-year, while bookings moved up 5 percent sequentially and rose almost 32 percent year-over-year. Last month we introduced two new mobile computers that meet the needs of diverse enterprise mobility applications.

Following on the successful launch last fall of the MC 9000-G mobile computer, the aim and scan grip handle form factor that is rolling out to a number of customers we introduced two additional form factors. A handless mobile computer for less scan intensive applications but with a full featured keyboard, and a more compact unit, shorter and more streamlined for applications that do not require extensive keyboard functionality. The appeal of these new ruggedized mobile computers is that they are powered with Windows Mobile 2003 or CE.net, and they incorporate a full range of wireless networking options such as seamless Bluetooth, Wi-Fi, CDMA, and GSM/GPRS making them appropriate for a wide range of applications in a number of industries.

According to industry research firm AIDC, Symbol holds the number one market share position for rugged handhelds, a segment forecasted to exceed 2.7 billion by 2007. AIDC's David Krebs says and I quote, "Enterprise mobility end-users are requesting devices with increasing levels of communication and computing functionality when faced with deployment decisions. The Symbol MC 9000 family of mobile computing products offers the flexibility and scalability essential for large-scale mobile deployments in several industrial sectors."

Slide 14 -- Advanced Data Capture. Our Advanced Data Capture product division experienced its best ever first quarter, a record for Symbol, with share gains in our sweet spot of high-end bar-code scanning. In the first quarter, discrete scanners represented 25 percent of revenue and scanned engines represented 6 percent. Scanning revenue increased about 13 percent sequentially and was up about 28 percent year-over-year. Although we had a dip in bookings quarter to quarter, bookings were up 19 percent versus Q1 of '03.

In the scanned engine group, revenue was up 11 percent versus Q4 '03 and gained roughly 22 percent year-over-year. Bookings jumped nearly 27 percent versus the last quarter and were up 25 percent year-over-year.

Slide 15 -- Wireless Infrastructure. Representing 10 percent of product revenue, the Wireless Infrastructure group experienced a revenue increase in the quarter of 11 percent versus Q4 '03 and 27 percent year-over-year. Bookings look even more promising and represent the market's growing enthusiasm for our new wireless switching product line. Q1 bookings rose 28 percent sequentially and were up nearly 100 percent year-over-year. Our award-winning WS 2000, our wireless office-in-a-box for a small retail installation or a remote branch office, is proving to be channel friendly and is resonating well with existing and recently recruited channel partners.

It has reset the bar for wireless connectivity from mid-sized businesses. Deployment is simple whether in a small or large enterprise with turnkey simplicity and low total cost of ownership while delivering enterprise class services that can be managed remotely.

The biggest wireless wins continued to be in large retailers whose continued interest from transportation, logistics, warehouse and distribution. The strength this product division experienced in 2003 and now into Q1 should continue a solid pace throughout 2004 as Enterprise Mobility becomes more and more important to business.

Now before I detail a few significant Enterprise Mobility wins, let me give you a brief update on RFID. As we have discussed, Symbol is well-positioned to lead in the RFID space, particularly with respect to supply chain solutions. This market opportunity continues to move forward at a reasonable pace supported by pilots underway at Wal-Mart and other major retailers.

Many of you have asked about Symbol's involvement in the Wal-Mart pilot, and we can confirm today that Symbol is involved in the pilot. Other than that statement, we're not able to go into further specifics about our efforts with Wal-Mart or other customers, except to say we are participating with a small number of key customers on very specific RFID pilots.

We are actively involved within the EPC Global organization in setting worldwide standards for RFID. Our internal product development efforts continue on a good pace. We demonstrated EPC compliant product at the National Retail Federation show this past January and are developing a complete product set that will be integrated into our overall Enterprise Mobility strategy. We are working through some of the difficult RFID technology challenges such as how to ease deployment, overall systems integration and RFID management. Our view is that RFID is an extension of an Enterprise Mobility system at the edge of the network. And as the market evolves from pilots to rollouts, point products will give way to a system solution that Symbol will deliver through our Enterprise Mobility reference architecture.

Now a few key wins and customer updates. We announced a few weeks back Coca-Cola Enterprises, the world's largest producer, bottler and distributor of non-alcoholic beverages, is purchasing our Next Generation mobile computer, the Symbol MC 9000 for its 28,000 strong North American and European mobile workforce as part of a comprehensive Enterprise Mobility solution. Coca-Cola Enterprises is deploying the MC 9000 for strategic logistics, delivery and service applications to maximize efficiencies and customer service. This device is part of the MC 9000 family of high-end mobile computers that was introduced last October.

In the announcement, Coca-Cola Enterprises Christopher Curturski (ph) said, "Coca-Cola Enterprises considers Symbol a strategic technology partner with a superior Enterprise Mobility vision and product roadmap. This new technology will provide the foundation for delivering innovative mobile solutions that enhance productivity and maximize customer value."

From a business process perspective, this win is important for several reasons. Number one, we met the needs of the customer with a product that is innovative and capable of providing them with a solution that is aligned with their business goals. That is the hallmark of the new Symbol.

It represents a milestone of sorts for the new Symbol. The Symbol of the past would have started product development from scratch, developing a distinctly unique product that was difficult to build, difficult to bring to market and very difficult to service.

In contrast, in winning Coca-Cola, we met the customer's needs with new technology they required -- both wide area and local area networking and state-of-the-art imaging technology -- but we did so with one of our core mobile computing products families and the use of a modular mobile computing systems architecture which we call TNT, the Next Generation terminal, which provides the best of both worlds -- a mass marketed product that will continue to thrive from a product lifecycle perspective, as well as provide our customers with the ability to customize the device.

It is also an important win in that we accomplished a very difficult feat in business, particularly high-tech. We unseated the incumbent vendor in their marque account. Per market share gain for Symbol Technologies.

Next slide. You likely saw some of the media coverage last month as Albertson's launched our personal shopping system, which they have dubbed shop'n'scan in more than 100 stores in the Dallas-Fort Worth area. This rollout followed Albertson's lengthy pilot of about a half-dozen Jewel-Osco stores in the Chicago area. On the screen, you see a comment from Larry Johnston Albertson's Chairman, CEO and President, who has been a champion of this system because it delivers real value to Albertson's customers. "It is a complete paradigm shift in grocery shopping that provides the customer with control of the shopping experience while saving them time and money. The importance of the rollout in the Dallas-Fort Worth region is that it demonstrates the scalability of the system across a wider geography, proving its value everyday and taking it beyond the realm of curiosity and experiments." This is evidence that our personal shopping system may be on its way to becoming more mainstream from a deployment point of view in food retail. We're very excited about Albertson's success with the system, and we will continue to keep you are apprised of its progress.

Next slide, slide 19 -- China Charity Lottery. A key win out of Asia-Pacific, the China Charity Lottery, has selected Symbol to provide more than 50,000 of our LS 4000i laser scanners to integrate with their nationwide network of lottery machines. At each selling station, our 2-D barcode scanner will help manage the logistics and supply of lottery records. Our partner on the project is Beijing Nankai Guard technology, and to date 5000 units have been installed with 15,000 scheduled for installation this quarter. The rollout to all 50,000 lottery stations will take place over the next two years. This win with one of China's governmental agencies is significant in that the government is driving much of the IT infrastructure buildout taking place there.

Next slide. Moving now to our bookings and backlog performance in Q1 '4 and into Q2. As you see on the chart for Q4 '03 and both Q1 and Q2 of '04, we have added another component to the data. Product shifts but not yet recognized as revenue to try to give you better visibility into the demand trends of our business. As you can see, gross product bookings continued their strong upward trend, reaching almost 352 million in the first quarter, representing a sequential increase of 6 percent and a year-over-year increase of about 35 percent. As we have already discussed, product revenue was subsequently about 11 percent and about 12 percent year-over-year.

With continued strong bookings performance, our backlog, represented by our unshipped backlog as well as our shipped but not recognized backlog, increased about 1 percent to about 300 million. As we have discussed during our Q3 2003 conference call, we have an objective to grow our backlog in order to continue to improve linearity and operational efficiencies.

Finally, as you can also see on this chart, our book-to-bill ratio has exceeded 1 for three quarters in a row improving the previous negative book-to-bill trend.

Now a brief update on our guidance for the year. We continue to feel cautiously optimistic that the business climate is moderately improving, supported by an uptick in IT spending. Although we feel confident that the sector of IT that we lead -- Enterprise Mobility -- likely will grow more rapidly than most other IT technology segments as a percentage of IT spending, it is important to continue to track the impact on corporate earnings and spending of a higher interest rate environment, higher inflation, partly due to higher energy prices in the U.S., and continued geopolitical instability.

We live in a time where business is able to rein in spending more quickly and redirect strategic focus more acutely. Net net things can change on a dime, and we continue to keep a close eye on the economy.

That said, we expect revenue in the second quarter of 2004 to be approximately 2 percent higher than the 419.7 million that we reported in the first quarter of 2004. This would represent a year-over-year increase of almost 15 percent. For the full-year 2004, we continue to expect revenue to increase 10 to 15 percent from our fiscal year 2003 revenue of 1.53 billion.

With regard to gross margins, we anticipate them in the second quarter of 2004 to come in at or slightly lower than Q1 '04. We expect Q2 '04 operating expenses to decrease slightly from Q1 '04. On the tax line, we expect an effective tax rate of 33 percent for Q2 '04 in each of the remaining quarters of '04. When you add it all up, this sort of revenue, gross margin and operating expense performance would have Symbol generating Q2 '04 diluted earnings per share of approximately 9 to 10 cents per share. Our guidance for fiscal year 04 remains unchanged at 40 to 50 cents earnings per share.

Thank you for joining us, and thank you for your continued interest in Symbol Technologies. Now we will open up the lines for your questions. Operator, you can open up the lines, please.

QUESTION AND ANSWER



--------------------------------------------------------------------------------
OPERATOR


(OPERATOR INSTRUCTIONS). Arindam Basu, Morgan Stanley.


--------------------------------------------------------------------------------
ARINDAM BASU - MORGAN STANLEY - ANALYST


On the sequential scan engines bookings drop, should we be reading anything into that?


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


No, I don't think so. I think we had is a lumpy quarter. With the scan engine business, you typically have lumpy quarters. They don't substantially impact the top line of the Company, but in general you will find that some quarters will be larger than others. We had introduced some new scanning engine products as of recently. But on an overall basis, scan engines you will find will pretty much be at a consistent rate.

I think your question was with regard to scan engines, not scanners; is that right?


--------------------------------------------------------------------------------
ARINDAM BASU - MORGAN STANLEY - ANALYST


Scan engines, yes. Okay and then, Mark, I saw that finished goods inventory dropped 7 million sequentially. Given that raw materials was up, what are you anticipating for finished goods inventory in the second quarter?


--------------------------------------------------------------------------------
MARK GREENQUIST - SYMBOL - SVP & CFO


I don't think that there is going to be a tremendous amount of change. What we have been trying to do is keep the inventory flat, maybe be able to drive it down a little bit. But as the revenue goes up, basically translate that into more turns. So the whole objective here is to try to keep the level of investment and working capital constant to perhaps a little bit lower and drive better efficiency and the use of that working capital.


--------------------------------------------------------------------------------
ARINDAM BASU - MORGAN STANLEY - ANALYST


Okay. Bill, I wanted to ask a little bit of a higher level question. Last quarter you went through four areas of key strategic investments, systems architecture and sales organization, and (inaudible) controls and systems and product development. I wanted to get the status of each of those to the extent that things have changed over the course of the last quarter, and when we will begin to see some milestones for each one of those?


--------------------------------------------------------------------------------
BILL NUTI - SYMBOL - PRESIDENT & CEO


On the product side, you will note that in Q1 we spent more on engineering sequentially. That is a direct reflection of our intention to put more money into R&D but also to keep R&D at about 10 percent of revenue. It is important to note that although our operating expenses have gone up, it is also been helpful in driving the revenue performance of the Company because we have been able to bring out many new products and many new features and functions that have allowed us to gain some more share in the market but also to drive topline performance.

I am going to let Todd Abbott in a moment discuss sales and let Mark discuss finance. But as you can see, we also in the quarter spent approximately $7 million on business transformation getting our systems applications infrastructure more up to speed. It is exactly what we described this quarter at the beginnings of very focused and intent driven process on bringing up to speed a much more productive enterprise with regard to our infrastructure, the applications and the productivity tools that we need to continue to take our productivity up.

Productivity is up dramatically year on year. We did not talk about productivity today, but productivity for the first time that I know of in the Company's history is over $300,000 per employee. Partly that is due to, of course, headcount reduction, but that is also due to topline growth that we have experienced. But you are starting to see our tools and some of the applications we are delivering beginning to help.

Let me ask Todd to comment on the sales team. Todd?


--------------------------------------------------------------------------------
TODD ABBOTT - SYMBOL - SVP, WORLDWIDE OPERATIONS


On the sell-side, we are starting to see some of the results from the investments that we are making, and the investments really have been in the area of retooling from a leadership team. Internationally that team is now virtually in place, and we are starting to see some of the increased trajectory on the bookings side that Bill talked about With the international theaters now picking up much more of the contributions from the bookings, which is a good leading indicator of the return from the investment. We are also getting some initial returns relative to some of the skills development that we are doing for the sales teams on a global basis to help them in the transitions from product to more of an architectural sale. So we feel pretty good about where we are relative to the investments and return we are getting from sales.


--------------------------------------------------------------------------------
MARK GREENQUIST - SYMBOL - SVP & CFO


I just mentioned on the finance side, as you noted, we are spending some increased money on Sarbanes-Oxley. That, like most companies, is our key initiative from a process prospective, making sure that we have got our processes well-documented, all the control points identified and working properly. As Bill mentioned, that really ties in in a very tight way with the business transformation project, which is the flagship systems infrastructure project that we have here.

As Bill mentioned, we probably spent $7.5 million in total in the quarter on that. Most of that was capital, and like we said, probably on the expense side it was an incremental $1 million of expense in that $7.5 million that we spent in the first quarter versus the fourth quarter of last year.


--------------------------------------------------------------------------------
OPERATOR


Paul Coster, J.P. Morgan.


--------------------------------------------------------------------------------
PAUL COSTER - J.P. MORGAN - ANALYST


Bill, I might have missed something here, but it sounded to me like you are a little bit frustrated with the operating expenses. And yet judging by the last answer or the last few answers, it sounds like the investment activity is moving ahead according to plan. So presumably the frustration has to do with ongoing operations in some context. Have I got it right, and if I have, can you give us some color on that?


--------------------------------------------------------------------------------
BILL NUTI - SYMBOL - PRESIDENT & CEO


You have got it right. I am absolutely disappointed, frustrated. Yes, I think that is shared by the entire team. Quite frankly, we are going to put the same emphasis that we did on inventories starting in the fourth quarter of '02 -- my first quarter on the job -- on OpEx right now because we just got to bring it back into line.

The frustration comes into the onetime hits. We have been cleaning up this Company for the last 18 months, now almost two years. We still seem to have too many onetime hits relating to the past. Now, frankly, we are getting that behind us, and as we drill deeper into our operating expenses and take it from (inaudible) where every dime is now spent, we are just feeling a lot more confident that the onetime expenses are going to go away in short order. And that will allow us now to reinvest those dollars back into the business, to speed up hiring of new salespeople, to speed up our business transformation, to bring out new products and continue to invest in the value creation engine, which is engineering, in a more rapid way. But we also need to be a more disciplined company with respect to how we spend our money, and that is going to require systems and applications to help our leaders understand what they are spending, when they are spending it at a much more rapid clip. It is going to require our leadership team to be much more cognizant of what we are spending and to stay in line with budget, which I can assure you will all be great focus items for us this quarter and forever that I am in the seat here.

--------------------------------------------------------------------------------
PAUL COSTER - J.P. MORGAN - ANALYST


Can you just elaborate on the onetime hits? I am just trying to understand what they might be for example.


--------------------------------------------------------------------------------
MARK GREENQUIST - SYMBOL - SVP & CFO


For example, if you look at that chart that we had on OpEx, we still incurred pretty sizable charges related to the equity compensation plans, mainly the ESPT and the stock option plans, really related to the late filings of the 10-Q, the 10-Qs during '03. So that was $5 million in the quarter. We certainly thought that that number was going to be considerably less.

In addition, we had $1 million of expenses essentially related to the restatement. We thought that was going to be quite a bit less, but it ended up as we got through the finishing work on the restatement and the end of the year we still had some expense we had to incur in the first quarter. So those are the types of things that were disappointing to us, really did not add any value to the quarter, really did not build the Company for the future. It was just continued expense related to our past.


--------------------------------------------------------------------------------
BILL NUTI - SYMBOL - PRESIDENT & CEO


So if you do the math with the $3 million also onetime related to Rich Bravman's severance, you are coming up around $9 million to $10 million in the quarter of onetime charges all with regard to cleaning up the past. So the core operating expense run-rate of 155 million would have then allowed us to put 3 more cents to the bottom line of the Company this quarter. So that is the frustration.

However, we are more encouraged that those particular onetime events will be limited in scope. However, we are going to take that money and reinvest it appropriately into the business so we can do the things that we discussed last quarter and we started to do here in Q1.


--------------------------------------------------------------------------------
PAUL COSTER - J.P. MORGAN - ANALYST


Last question. Thank you by the way. Gross margins declined. Is it product mix? This China deal looks like it could be really good, but I am assuming it is lower margin products. Can you give us some color around gross margin?


--------------------------------------------------------------------------------
BILL NUTI - SYMBOL - PRESIDENT & CEO


Certainly there was a geographic mix issue here as well. You pointed it out and the note on China as well. But I want you to please take note of the fact that in Q4 we had close to an $11 million benefit to gross margin on selling off zero cost inventory that we did not have in Q1. So we were actually very pleased with the performance of our operations team in Q1 because the benefit they gave us was a higher level of absorption in the factory, which drove substantial gains. We had greater cost production in the form of PTD. We did a better job obviously managing inventory. So our operations team gave us back all of that 11 million that loss quarter to quarter. So we were very pleased with actually the gross margin percentage in Q1.


--------------------------------------------------------------------------------
OPERATOR


Jeff Chancellor (ph), Lehman Brothers.


--------------------------------------------------------------------------------
SCOTT SCHNAVER - LEHMAN BROTHERS - ANALYST


It is actually Scott Schnaver (ph) for Jeff Chancellor. A question on service revenues. I noticed they were down 10 percent quarter-over-quarter, 6 percent year-over-year. Could you give us a little idea of how you think that is going to trend over the remainder of the year?


--------------------------------------------------------------------------------
MARK GREENQUIST - SYMBOL - SVP & CFO

I would just say the same thing that was said repeatedly, that we think service revenue is probably going to come in at around 300 million for the year, which is pretty much unchanged from last year. That averages at around 75 million a quarter.

Really actually in this quarter there was not much in the way of adjustments related to cash basis. So they were a little bit lighter than that 75. But as we said, we have got a deliberate strategy to reduce our professional service revenue and use our channel partners to really deliver that. We think as we go through the course of the year those declines will subside. The customer service revenue will eventually start to come back in the second part of the year, and we will end up at sort of that 75 million average for the year.

But I have to repeat in anyone quarter, especially the North American service revenue can be rather volatile in that it is really dependent upon when we collect cash. And while in the first quarter those adjustments were not large, they really can be quite large.

If you look at the fourth quarter for example, they probably contributed I want to say $4 to $6 million to that 78 million that we saw in the fourth quarter. So actually on an ongoing basis, service revenue was pretty flat quarter-over-quarter.


--------------------------------------------------------------------------------
SCOTT SCHNAVER - LEHMAN BROTHERS - ANALYST


Great. Everything going well as far as the initiative to internalize everything in-house service-wise?


--------------------------------------------------------------------------------
BILL NUTI - SYMBOL - PRESIDENT & CEO


Yes. So from a service point of view, Scott, we continue to drive very strong performance from a service organization point of view in the Americas. The transition that we discussed on the March 4th call and all of the very positive statistics continue to be going in the right direction, in fact, in some ways improving, which is great news. And the transition from our partner channel in terms of repair depot services to Symbol is ongoing, and I would characterize it has going as best as it possibly can in light of that substantive of a change.


--------------------------------------------------------------------------------
SCOTT SCHNAVER - LEHMAN BROTHERS - ANALYST


Great. I did not see it anywhere. Any comments on the impact of Forex in the quarter?


--------------------------------------------------------------------------------
BILL NUTI - SYMBOL - PRESIDENT & CEO


As we have said before, Scott, we sell in local currencies, so we really do not get a benefit to our topline margins or bottom line from foreign exchange unlike some of our competitors. So it is not a factor in the quarter. The only possible factor is on the balance sheet with the FAS 133, and in in this quarter, it was minimal.


--------------------------------------------------------------------------------
OPERATOR


Reik Read, Robert Baird.


--------------------------------------------------------------------------------
REIK READ - ROBERT BAIRD - ANALYST


Can you back up with the service business, and I know that you guys have talked about that the revenues will be not really starting to takeoff until 2005. But where are you from a margin prospective? As I recall, you guys had felt that you were well below an industry average not too long ago, and I know you are making some moves to try to get those up.

Last quarter you talked about having some degree of early difficulty with some of the moves that you are making. Can you update us on where you are with those moves and what we should expect from a margin prospective for the rest of the year?


--------------------------------------------------------------------------------
BILL NUTI - SYMBOL - PRESIDENT & CEO

Let me first hit the cost structure. So the cost structure of our services business is improving. We are not bringing the benefits of cost structure yet to the bottom line because we are basically using that benefit to fund the continued restructuring work that we are now doing more so in Europe, Middle East and Africa than we are in the U.S.. So the good news is that we are self-funding a lot of the restructuring and reorganization work that needs to get done there. And we would expect once that is complete that we would take the cost structure benefit that we are now experiencing here in Q2 and that we expect to experience in Q3 and beyond to the bottom line. So I do expect to see margins improving going into 2005 as we expect revenues to improve.

On the revenue front, we are, as we discussed on previous calls, measuring attached rate, which is simply nothing more than measuring how much you sell -- well, what services you sell at the point that you sell hardware. And our attached rates now that we have begun to measure them as a part of our weekly cadence in our management system are coming in at approximately 40 to 50 percent in Q1. And if you will remember in prior quarters, that number was as low as 0 percent.

And the real factor of our success in attached rates will be attaching to new customer wins versus companies or customers of ours that are simply reupping on their maintenance contract, nothing more than renewing.

So on the topline side, we are seeing some progress with attached rates. We have a very long way to go, and we have got to get moving now in Q2 to start to see the benefit in 2005 because, of course, as you well know, services, whether you do it on a cash basis or accrual accounting methodology is spread. The revenue is spread over the life of the contract, and we will continue to derive what we believe to be solid cost structure improvements on a global basis throughout the rest of the year and take that to the bottom line in 2005.


--------------------------------------------------------------------------------
REIK READ - ROBERT BAIRD - ANALYST


Again, you talked about last quarter some early stumbles with the moves you're making, Chicago to Mexico. It sounds like you feel pretty good about where those are right now. Is that all completed, and where are you on that same path in your Europe, London to Czech move?


--------------------------------------------------------------------------------
BILL NUTI - SYMBOL - PRESIDENT & CEO


The U.S. is doing very well as we illustrated on the March 4th call. The statistics are all going in the right direction. They continue to. So if you want to get inside my head, I am very comfortable with where we are in the U.S.. My anxiety now is with respect to making sure that we don't make the same mistakes in the Europe, Middle East and Africa territory, which I can assure you we are on top of.

But the changes that we undertaken the U.S., starting in fact a year ago now, are now ongoing in Europe. And, of course, we have got to get off our duff and get moving in Asia-Pacific as well so that we can move from partners, who essentially do our service today, to in-house, which will help us cost structure-wise, help us gross-margin wise, etc..


--------------------------------------------------------------------------------
OPERATOR


Ajit Pai, Thomas Weisel.


--------------------------------------------------------------------------------
AJIT PAI - THOMAS WEISEL - ANALYST


Thank you. A couple of quick questions. The first is about the mix of business in the first quarter between direct and indirect and versus the first quarter of last year is the first question. And then we can move onto the second question after that.


--------------------------------------------------------------------------------
BILL NUTI - SYMBOL - PRESIDENT & CEO


Okay. Todd Abbott is going to take that one.


--------------------------------------------------------------------------------
TODD ABBOTT - SYMBOL - SVP, WORLDWIDE OPERATIONS

So we have seen continued progress on our channel-centric approach relative to last quarter's performance. From an overall mix standpoint, the indirect mix went up from 64 to 66 percent of our business. And to look back, that would be an improvement. If you were to go back to Q1 of '03, we finished at that point at about 56 percent from an indirect standpoint. So good progress over the last four quarters and significant progress over the last year. So we think we are right on track relative to the plan we set in place and the targets that we gave to our channel partners on indirect versus direct.



--------------------------------------------------------------------------------
AJIT PAI - THOMAS WEISEL - ANALYST


And the second question is about your gross margins. You guided to flat to sequentially down. So I would love to discuss some of the reasons why the gross margin might decline in the second quarter? Also, towards the end of the year, if you continue to see a sequential improvement in revenues, how high do you think that gross margin could get?


--------------------------------------------------------------------------------
BILL NUTI - SYMBOL - PRESIDENT & CEO


On the gross margin, purely the percentage, and Mark and I will tag team this one. Quite frankly, what we are beginning to think about this how we can use a little bit of the gross margin leverage we have to drive market share gains and to continue to drive topline performance, which at the end of the day should drive topline -- as I look at Todd Abbott, I want you to know that, Ajit -- should drive topline, but also should very much help us on the market share gain side. We for the first time of the first time since I have been here in a little over a year and half for the last two quarters have begun to gain market share back from our competitors, which we lost a tremendous amount of position on during the restatement period from 1998 to 2002, largely because we were not bringing new products to market on time or quickly enough. We were doing customs versus market-centric products, and we got lost, of course, in the morass of what was happening in the company. So I am very proud of the market share gains.

But we feel right now that we've got a few key competitors -- quite honestly at a point where we can take some substantial and substantial market share away from them, much like we have been doing. If we could use a little bit of the gross margin to do that, we are going to do that.

We are also seeing product mix changes, and we are seeing more wireless, which had a lower margin. Certainly it has an impact on the overall company. And geographic mix. Asia tends to be a much more difficult market to serve in the kind of discounts and pricing that we have in the U.S., particularly Todd and I both lived in Asia-Pacific and served India and China, Korea and a few other markets that are very very difficult from a negotiations point of view and lag the rest of the world with respect to the technology adoption of new technologies where they are willing to pay premiums for that. So it is really those three factors.

Did you want to add anything to that Todd or Mark?


--------------------------------------------------------------------------------
TODD ABBOTT - SYMBOL - SVP, WORLDWIDE OPERATIONS


The only thing is when you look at some of those markets in Asia, you are also competing against a lot of local manufactures as well. So there are some basic dynamics that we are going to take a look at as we invest and grow our presence in those countries.


--------------------------------------------------------------------------------
AJIT PAI - THOMAS WEISEL - ANALYST


Then the last question is about the European, Middle East and African sales. You know it is up 5 percent sequentially from the fourth quarter but down 15 percent year-over-year, and I remember in the last quarter you had a revenue recognition. You pushed out some revenue into the first quarter I think in Europe. So excluding that, it seems like Europe is much weaker than most of the other arenas. Is there a particular reason for that that is local to Europe, the seasonality, or is it something else?


--------------------------------------------------------------------------------
BILL NUTI - SYMBOL - PRESIDENT & CEO


I think actually there were a couple of accounting issues that you need to be aware of. For example, in the first quarter of '03, there was basically a pickup in revenue of roughly $10 million related to cash basis accounting, which recognition of revenue at thinly capitalized VARs, and that was -- that then made it a pretty tough comparison. As you point out, that was compounded by the fact that there was another 3 million or so adjustment to revenue in the first quarter of '04 that was related to the move to sales-out from sales-in at two-tier distribution.

So in total, just those two things alone basically negatively impacted year-over-year revenue comparisons by $13 million. That is why we were saying before you get too wrapped up in the year-over-year comparison, the sequential growth was good, and if you look at the bookings performance, the trend in our business there we feel rather good about.


--------------------------------------------------------------------------------
AJIT PAI - THOMAS WEISEL - ANALYST


Okay. Well, thank you so much.


--------------------------------------------------------------------------------
OPERATOR


Mark Roberts, Wachovia Capital Markets.


--------------------------------------------------------------------------------
MARK ROBERTS - WACHOVIA CAPITAL MARKETS - ANALYST


Can you talk a little bit about -- you talked about the mix of business direct and indirect. Did you have any VARs or distributors that were more than 10 percent customers?


--------------------------------------------------------------------------------
BILL NUTI - SYMBOL - PRESIDENT & CEO


I think I believe ScanSource worldwide is north of 10 percent, but I think that is the only one.


--------------------------------------------------------------------------------
MARK GREENQUIST - SYMBOL - SVP & CFO


That is the only one.


--------------------------------------------------------------------------------
MARK ROBERTS - WACHOVIA CAPITAL MARKETS - ANALYST


Okay. Also, you talked a lot about taking share. In comparing your revenue growth this quarter with the revenue growth of one of your competitors last week, would it be fair for us to assume that that is primarily who you are taking share from, or is it variety of competitors?


--------------------------------------------------------------------------------
BILL NUTI - SYMBOL - PRESIDENT & CEO


I think it is a variety of many. Certainly I think we have done a good job in taking share from that particular competitor that you pointed to. But this market is growing, and it is widening, and there are a whole host of players either attempting to come in, and we feel pretty strong that although we have one market share over the past two quarters, it has been broad. But you certainly could point to that one competitor as being one that maybe took the front of that.

That being said, I want to be very clear here. We have a deep amount of respect for that particular competitor and all of our competitors. We remain healthfully paranoid that they can win at any juncture, and we have only been starting to do this for a few quarters. We need to sustain our market share growth sequentially for many quarters in a row before we can step up and start giving ourselves the kind of pats on the back that we need to. But at least we have had a good start.


--------------------------------------------------------------------------------
MARK ROBERTS - WACHOVIA CAPITAL MARKETS - ANALYST


And following up on that, when you talked about wireless products being generally lower margin and the Asia-Pacific region being lower margin, if I were to look at it in terms of verticals, is warehousing manufacturing customers and the products you sell into that, are they higher margin or lower margin or the same as products you sell into what I call the carpeted side of the business either enterprise or retailing?

--------------------------------------------------------------------------------
BILL NUTI - SYMBOL - PRESIDENT & CEO


I would not say that we see a big margin difference as you go from region or from vertical to vertical. If you think about some of the verticals that we are coming from a historic strength perspective, we have been selling into these spaces where there is a very strong ROI and business benefit, and they have been good margin verticals for us. So I would not want to differentiate by vertical. I think we have got the strength in all of the six key verticals that we are focused on.


--------------------------------------------------------------------------------
MARK ROBERTS - WACHOVIA CAPITAL MARKETS - ANALYST


My last question, in looking through the K and the Q, you do have a pretty lengthy amount of outstanding litigation still shareholders and otherwise. Mark, how comfortable are you in consultation with your accountants and attorneys that you are adequately reserved for anything that might happen there?


--------------------------------------------------------------------------------
MARK GREENQUIST - SYMBOL - SVP & CFO


Well, we, of course, review that every quarter. We do that together with Peter Lieb, who is actually with us today, so I will let him comment on that. But from an accounting perspective, I think we feel very good.


--------------------------------------------------------------------------------
PETER LIEB - SYMBOL - GENERAL COUNSEL


What I would add is regularly we meet with our external auditors, and we believe that we are adequately reserved for all outstanding litigation.


--------------------------------------------------------------------------------
MARK ROBERTS - WACHOVIA CAPITAL MARKETS - ANALYST


Okay. And, Mark, did you take any sort of accrual this quarter to add to those reserves?


--------------------------------------------------------------------------------
MARK GREENQUIST - SYMBOL - SVP & CFO


No, we did not.


--------------------------------------------------------------------------------
OPERATOR


Joe Arsenio, Arsenio & Associates.


--------------------------------------------------------------------------------
JOE ARSENIO - ARSENIO & ASSOCIATES - ANALYST


Thank you for taking my question. In looking at your slides, it appears you have a wireless router type product for smaller businesses. Is that correct, or am I just misinterpreting the slide?


--------------------------------------------------------------------------------
BILL NUTI - SYMBOL - PRESIDENT & CEO


No, Joe. We have a wireless switch product line that includes now a low-end product that we introduced in the first quarter dubbed -- the name of it is actually the WS 2000. You can assume it is a smaller brother or sister to the WS 5000. It is designed for smaller sites with regard to total cost of ownership.

If you look at our WS 5000, it is a medium site to large site wireless switch, and although you can certainly deploy it in small sites, in some cases, it may not be cost-effective or competitive, hence why we went out and developed a smaller site wireless switch at a lower cost, lower price, to serve some of our retail branch customers who have small retail sites, or also in the enterprise remote branches that have the requirements for something around four to six ports in the ceiling, which was good coverage, but not nearly to the extent of our large-scale WS 5000.

--------------------------------------------------------------------------------
JOE ARSENIO  - ARSENIO & ASSOCIATES - ANALYST


Can you give us some sense based on your market survey as to what the relative size of the market that is being addressed by the WS 2000 might be versus the 5000? Do have any thoughts on that?


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


Joe, I don't have the answer to give to you, but I am looking at Nancy Tully, and we will get you an answer to that. Intuitively you would think that there would be a more significant opportunity in terms of numbers of units for the WS 2000. I don't know if it is that intuitive on the revenue line though because the 5000 would be deployed in larger sites and cost more. So there may be fewer units, but the revenue opportunity may be just as large.


--------------------------------------------------------------------------------
JOE ARSENIO  - ARSENIO & ASSOCIATES - ANALYST


And then the final issue here is the distribution channel. I mean potentially this could be a really -- from my perspective, it could be exciting very exciting product. Is the channel that you are utilizing to make the sale different, or is it changing, or is it the same?


--------------------------------------------------------------------------------
TODD ABBOTT  - SYMBOL - SVP, WORLDWIDE OPERATIONS


That is why I think you see us doing some retooling on the distribution side with new partners here in the U.S., and we also announced in the last 30 days a distribution partner in China. So we do see this as being a key product for that channel, yes.


--------------------------------------------------------------------------------
MARK GREENQUIST  - SYMBOL - SVP & CFO


The only other point I would make to add onto Todd's message is, we are finding a number of network integrator VARs coming over to Symbol. That is largely because the hardware profits associated with network integrator products, whether they be switching or routing or other types of products, is causing them to move to higher margin more premium value-added products. And so, what is interesting for us, is we are beginning to see a little bit of a migration from the networking VAR to the mobility VAR.


--------------------------------------------------------------------------------
JOE ARSENIO  - ARSENIO & ASSOCIATES - ANALYST


Right, which is potentially a huge booster for your business longer term?


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


Potentially, Joe. But I think you're looking at a transition of over the next two to three years.


--------------------------------------------------------------------------------
OPERATOR


Kevin Stark, Imperial Capital.


--------------------------------------------------------------------------------
KEVIN STARK  - IMPERIAL CAPITAL - ANALYST


I have a couple of distribution-related questions as well. I just wanted to confirm -- is the first time that (inaudible) was north of 10 percent?


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


Yes, they are.

--------------------------------------------------------------------------------
KEVIN STARK  - IMPERIAL CAPITAL - ANALYST


Okay.


--------------------------------------------------------------------------------
MARK GREENQUIST  - SYMBOL - SVP & CFO


They are north of 10 percent, but I don't believe it is the first time. (multiple speakers). They have been north of 10 percent worldwide in prior quarters as well.


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


That is exactly right.


--------------------------------------------------------------------------------
KEVIN STARK  - IMPERIAL CAPITAL - ANALYST


Okay, and I think this relates to the previous question as well. How has Westcon ramped up for you as a distributor?


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


We are seeing some good early signs of that ramp. Any time a new distributor, a new relationship, there is typically a good two to three months ramp as we align, go to market, and we are pleased with where we are.


--------------------------------------------------------------------------------
KEVIN STARK  - IMPERIAL CAPITAL - ANALYST


Would you say that they are the primary agents of getting after those networking VARs that you were just talking about?


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


That is historically a little bit more of a fit for where they come and certainly was one of the attractions for bringing them into the portfolio, yes.


--------------------------------------------------------------------------------
KEVIN STARK  - IMPERIAL CAPITAL - ANALYST


Would you expect to add a new North American or European distributor in this year?


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


I would not expect.


--------------------------------------------------------------------------------
KEVIN STARK  - IMPERIAL CAPITAL - ANALYST


One of thing about companies that start to use the distribution channels more is that their receivables and inventories come down. Would you attribute the progress on your balance sheet mainly to the increase of indirect distribution?


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


No. I would say it is much much more related, if not completely related, to the fact that we worked hard on linearity in the entire business, strictly revenue linearity, and because of that change, that has really allowed us to run the entire operation much more efficiently and also helped us from a collection standpoint too at the end of the order of the cash cycle.

--------------------------------------------------------------------------------
KEVIN STARK  - IMPERIAL CAPITAL - ANALYST


Do you have a free cash flow target for the year?


--------------------------------------------------------------------------------
MARK GREENQUIST  - SYMBOL - SVP & CFO


What we have said in the past is we really think it will run probably -- or cash flow from operations I would say should be running at around 40 million or so a quarter. I think that is an average, so it is not going to be precisely there every quarter. But that is pretty much what I would expect, and we will see how we end up in the second quarter could be a touch lower. But I think then as the business continues to ramp as we go through the year, then you will see it a little bit better than that. But pretty much the first quarter's cash flow from operations should be average quarterly (multiple speakers).


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


Just to be specific, I think you said free cash flow?


--------------------------------------------------------------------------------
KEVIN STARK  - IMPERIAL CAPITAL - ANALYST


Yes. It doesn't matter either way or one from the other.


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


Got it.


--------------------------------------------------------------------------------
KEVIN STARK  - IMPERIAL CAPITAL - ANALYST


Last question. Now talking about gaining market share, I count that you gained Coca-Cola bottling. Coca-Cola consolidated Pepsi Americas and Pepsi Bottling Group over the past three years. Am I leaving anybody out? In Coke and Pepsi only?


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


You have not left I don't think anyone out -- let me ask Todd -- in Coke and Pepsi, but there are several other customers that are not as high profile that we have recently won this past quarter and in Q4. Todd, do you have any commentary? The lists that you are going through are primarily the big winners for the big enterprises within the route accounting space, which is an area that we started to move into aggressively three years ago, and you are seeing the continued results from that focus. But we have had a number of other wins in a variety of other industries as well, but those are the high profile ones in route accounting.


--------------------------------------------------------------------------------
KEVIN STARK  - IMPERIAL CAPITAL - ANALYST


Are you feeling fairly confident that there are more wins out there over the next nine months or towards the end of the year?


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


Absolutely.


--------------------------------------------------------------------------------
KEVIN STARK  - IMPERIAL CAPITAL - ANALYST


This was not traditionally your space. So what do you attribute the strength that you are experiencing in this space to now?

--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


Again, Todd and I will tag team this, but I would tell you two things. One is our new products, new products that are targeted at that segment of the market and new features and new products. For example, we now have support across a range of our mobile computer computers for wide area networking access, which we did not have just several months ago. We also have a new imager platform both in terms of a discrete scanner, but more importantly a scan engine that goes into our mobile computers.

The second aspect of the aspect of this would be, quite frankly, better sales support in the field. A sales team that has put in a lot of work into a long-term sales campaign and is selling a bit differently than we have in the past. Our go-to-market strategy is quite different.

Todd, you want to comment on that?


--------------------------------------------------------------------------------
TODD ABBOTT  - SYMBOL - SVP, WORLDWIDE OPERATIONS


The other thing that I would add to that is that we are very clear that we are in the hardware and middleware software game and not in the application space. So by doing that, we are very well-positioned to partner with the variety of solution partners that exists out there, and some of our competitors have much more of a mixed model where they are selling their own software as well. We are very pure to leverage the expertise and the software capability of our partners in going after that market, and it gives us much broader reach.


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


That there is, of course, if you compete with your partners, you are less likely to gain mind share and market share of their sales teams, of their services and support organizations. So I will move to, for example, move -- deliberately move -- professional services revenue through our partner channel just to help our partner channel drive greater profitability, as well as greater topline growth, hence more driving more mind share and market share for Symbol. The same with regard to not being in the business of selling mobile applications whether they be routes accounting based or customer relationship management based. The minute you do that you can significantly increase the competition with your "partners."


--------------------------------------------------------------------------------
KEVIN STARK  - IMPERIAL CAPITAL - ANALYST


Do you feel like your prime competitor in the routing accounting space does just that?


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


Yes, that is the case.


--------------------------------------------------------------------------------
KEVIN STARK  - IMPERIAL CAPITAL - ANALYST


Very thoughtful answer. Thank you very much.


--------------------------------------------------------------------------------
OPERATOR


David Feinberg, Morgan Stanley.


--------------------------------------------------------------------------------
DAVID FEINBERG  - MORGAN STANLEY - ANALYST


Two quick questions. Back in September, you gave some indication that (inaudible) was about 60 million in assets. Given the recent update to the case, can you give us any of indication either how much cash is associated with the business or what the dollar amount around the assets is?

--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


I just think that given the status of the case it would probably be unwise for us to say anything. So I am just going to not comment at all on it.


--------------------------------------------------------------------------------
DAVID FEINBERG  - MORGAN STANLEY - ANALYST


Okay. And the second question, you highlighted throughout the call talking about the services revenue volatility related to the cash accounting. Based on past commentary, I imagine that longer-term the plan is to move those accounts that are not cash-based accounting toward normal accrual. I wanted to know what the plan is as far as for our forecasts so we can understand what is in that volatility will be worked out of the model.


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


I think we have been working on that, and I think it is going to take more time. I suspect that you are going to need to have that affecting at least a portion of the service revenue through 2004. I just don't see that we are going to be able to completely get away from the cash basis accounting.

We do, however, think that or we hope that as we move into the second half of the year perhaps we can start to move some of the North American service business off of cash accounting back to accrual-based, and that should start to help to dampen some of the volatility. But right now we are still working through that internally, and we need to then make sure that our auditors are comfortable with that. But that would definitely be the plan.


--------------------------------------------------------------------------------
DAVID FEINBERG  - MORGAN STANLEY - ANALYST


Just as a quick follow-up, can you give us some indication as far as what determines when and if you or your auditors are comfortable moving it an account from a cash basis to accrual accounting?


--------------------------------------------------------------------------------
MARK GREENQUIST  - SYMBOL - SVP & CFO


Well, there is a number of criteria that we used to recognize revenue. One of the main problems that we encountered with the North American service revenue as we went through the restatement was an actual evidence of an arrangement, and that is what drove us to cash basis accounting.

To the extent on a going forward basis, we have a much stronger evidence of an arrangement and better paperwork in that we are actually -- our business practices are following those arrangements. You know then we should be fine to go back to accrual basis accounting.

So what is happening right now is, of course, we have got all of those actions in place. Any new business that is being booked comes in under those sorts of rules, but there is an awful lot of transactions that were booked previously that we are still recognizing revenue on. And until we can really clean those up account by account, it is not really appropriate for us to have a mixed revenue recognition model on a particular customer. So we are sort of trapped in the cash basis until we can cleanup all of the past issues with a specific customer and then move forward with accrual basis.


--------------------------------------------------------------------------------
DAVID FEINBERG  - MORGAN STANLEY - ANALYST


And does a cleaner process add to the higher OpEx you experienced this quarter and that you are forecasting for the rest of the year?


--------------------------------------------------------------------------------
MARK GREENQUIST  - SYMBOL - SVP & CFO


Certainly cash basis accounting is inefficient for us and costs us a fair amount of money to do. I would not want to overplay that, but if we could move away from that and move to accrual basis accounting, we would probably save some money and, maybe even more importantly, have people who are involve in that process focusing on the business as opposed to trying to get manual journal entries at the end of the quarter right.

--------------------------------------------------------------------------------
OPERATOR


Ted Wheeler, Buckingham Research.


--------------------------------------------------------------------------------
TED WHEELER  - BUCKINGHAM RESEARCH - ANALYST


Just on that last point, on this rough average of 75 million a quarter, what -- are you assuming any change in the accounting or not?


--------------------------------------------------------------------------------
MARK GREENQUIST  - SYMBOL - SVP & CFO


No, I don't think so. And then I should also point out, if you look at the second quarter of last year, the service revenue was pretty considerable. It was up north of $80 million. I think it was $87 million or close to that. I would not expect that. So I think once again we're going to see another big year-over-year decline in the service revenue. But given the guidance that we have given, we expect that to be more than offset by strong product revenue performance.


--------------------------------------------------------------------------------
TED WHEELER  - BUCKINGHAM RESEARCH - ANALYST


I guess that works out to 300 million a year?


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


Yes, it does.


--------------------------------------------------------------------------------
TED WHEELER  - BUCKINGHAM RESEARCH - ANALYST


In that year not assuming any changes of accounting?


--------------------------------------------------------------------------------
MARK GREENQUIST  - SYMBOL - SVP & CFO


No.


--------------------------------------------------------------------------------
TED WHEELER  - BUCKINGHAM RESEARCH - ANALYST


That was my question. Yes. A couple of other things. On revenue expectations here for the June quarter, just looking at your bookings and backlog comments and comments from the other competitors that touch this space, if feels like 2 percent sequentially would not be on the pace of the market. Is there something that is in the quarter recognition of revenues or something that is -- could you add a little color on that as to whether it is conservative or how that plays out?


--------------------------------------------------------------------------------
MARK GREENQUIST  - SYMBOL - SVP & CFO


I guess I don't know if I totally agree with your comment that is not really on the market. Some of our competitors have come out and said that they are basically flat to down. We think we are going to continue to grow revenue, and as I said, year-over-year the product revenue is going to be up over 20 percent. That is consistent with the guidance that we just gave given the fact that service revenue year-over-year is going to be down considerably because of the big cash basis bump that it got in the second quarter of '03.

So I do not think that our guidance is at all tepid. I think actually to the extent that we are doing that, we are going to have another quarter where yet again we take share out of our competitors.


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO

The only other thing I would add is we had a really good Q1 on the revenue line. We talked about Q4 and the fact that we took a deferral for about 5 million at the end of the quarter.

When we reclassed revenue from a sales-in to sales-out basis, we also told sure that told you at that time on the March 4th call we thought we would get some of that back in Q1, which, of course, we did in Q1 as well. So I would characterize Q1 as a really solid quarter on the topline and really setting a torrid pace for us as we go through the year.

So to Mark's point, given some of the guidance coming out of our competitors and what we are a targeted to achieve here and that being 20 percent year-over-year growth and product 15 percent year-over-year growth overall from last year's second quarter, we think that that is another solid quarter in and around by the way, at the same time, continuing to work through a lot of the challenges, restructuring and otherwise that we continue to work through here.


--------------------------------------------------------------------------------
TED WHEELER  - BUCKINGHAM RESEARCH - ANALYST


On your comment on the OpEx, you expressed frustration with certain of the costs. And I think you kind of commented that you are going to take those upsides in costs and basically I guess let other expenses grow to those levels as they taper off. That confused me a little bit.


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


We did say that we expect OpEx to be somewhat lower in the second quarter. (multiple speakers). So it is not like we are going to have those onetime items completely disappear and spend every cent of that savings. But, I think to Bill's point, we are in continuing to drive to improve the business and especially continue to drive revenue. I think the money that would be spent in the second quarter versus the first quarter is going to be once again much more about either making the business better for the future or increasing the top line as opposed to continued onetime items from the past. There might be some of those, but I would expect they are going to be that much more diminished in the second quarter as they were diminished in the first quarter from year-end.


--------------------------------------------------------------------------------
TED WHEELER  - BUCKINGHAM RESEARCH - ANALYST


To be a bit made up in more discretionary increases?


--------------------------------------------------------------------------------
MARK GREENQUIST  - SYMBOL - SVP & CFO


Well, once again, more continued intensity on the product spending and continued spending on the salesforces to improve the coverage and drive bookings and ultimately revenue.


--------------------------------------------------------------------------------
TED WHEELER  - BUCKINGHAM RESEARCH - ANALYST


And this takes you probably a little bit above the 620 to 640 range you talked about?


--------------------------------------------------------------------------------
MARK GREENQUIST  - SYMBOL - SVP & CFO


Well, given the fact that we just posted 165, I would say that we are tending toward the upper end of that range for the year.


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


If I were looking at the model today guidance-wise for operating expenses, I would think we are going to be between 640 and 650 million.


--------------------------------------------------------------------------------
MARK GREENQUIST  - SYMBOL - SVP & CFO

I think that is right.


--------------------------------------------------------------------------------
TED WHEELER  - BUCKINGHAM RESEARCH - ANALYST


Okay and that, of course, does include the 10 million we just --?


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


That does include all of the onetime charges that we just discussed in Q1.


--------------------------------------------------------------------------------
OPERATOR


Peter Barry, Bear Stearns.


--------------------------------------------------------------------------------
PETER BARRY  - BEAR STEARNS - ANALYST


Just a follow-up on Ted's question. Is it reasonable for us to assume as we go forward that the operating expense in absolute terms is likely to remain somewhere in this neighborhood and only because revenues grow the OpEx ratio will decline?


--------------------------------------------------------------------------------
BILL NUTI - SYMBOL - PRESIDENT & CEO


That is correct.


--------------------------------------------------------------------------------
MARK GREENQUIST  - SYMBOL - SVP & CFO


That would be right.


--------------------------------------------------------------------------------
PETER BARRY  - BEAR STEARNS - ANALYST


Bill, you were speaking to gross margins earlier, but I never heard one reference to pricing. Is pricing placing any pressure on gross margins, and might you give us just a little bit of an update in that regard?


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


Yes, I think that's a very good point. I am glad you brought it up. In some competitive circumstances with one or two key competitors, they have come at us very aggressively, and I think they have because we are winning market share. So I don't like to use the word desperation. But in some deals, we will see them just essentially want to go out and buy the business so to speak. However, that is not indicative of the pricing environment on a global basis at all.

I think we are seeing the pricing environment remain in general fairly stable, but there will be transactions in the quarter where we are directly head to head with one or two of our key competitors, and they will do everything they can to win that business, particularly today in light of the business we are winning.


--------------------------------------------------------------------------------
PETER BARRY  - BEAR STEARNS - ANALYST


Totally unrelated question. Usually you have shared with us the percentage of sales attributable to new products, however, you choose to define those. Could you give us a sense of how that looks?


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO

I do not think we give that data, Peter, or we have given that data. But it is a good lead in because we just started to do that this quarter for internal purposes. So maybe Mark has some of that information.


--------------------------------------------------------------------------------
MARK GREENQUIST  - SYMBOL - SVP & CFO


It is a nice trick to say that we have given it all the time when we have never done that before.


--------------------------------------------------------------------------------
PETER BARRY  - BEAR STEARNS - ANALYST


Well, let me re-ask the question. Mark, what percentage of sales were a function of new products this quarter?


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


There you go.


--------------------------------------------------------------------------------
PETER BARRY  - BEAR STEARNS - ANALYST


I will be more direct.


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


As Mark figures that out, we are going to come back to you because we are going to do some little bit of homework here in the side room. You stick on the line, and we will make sure we answer that. Did you have any other questions?


--------------------------------------------------------------------------------
PETER BARRY  - BEAR STEARNS - ANALYST


Two others. Could you give us a sense of what verticals gave you the most excitement during the past three months and where you think that takes us over the next six to 12?


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


Yes. So the verticals that we have been strong in -- for example, in retail, transportation, logistics, warehouse, the supply chain verticals -- they continue to be strong verticals for us. We are beginning to see, as we have been seeing for the last several quarters, opportunities avail themselves in both healthcare and public sector for the government space, be it state and local for folks that are in the first responders -- police, fire, emergency services -- as well as in the federal side, the DOD and Department of Homeland Security.

The interesting piece of this is that we are also beginning to see as the enterprise in general with a capital E deploys more mobile applications at the edge of their network a fundamental review of the design and configuration of the edge of their network. So mobility is going a little bit more mainstream than vertical, which is good news. However, we intend to stay very vertically focused so that we can serve these markets extremely well over the course of the next year or two.

Todd, did you have anything to add? He says I am right on, Peter.


--------------------------------------------------------------------------------
PETER BARRY  - BEAR STEARNS - ANALYST


One final question for me, but before I do, are the slides available either on your Website or can they be e-mailed? I was not able to get onto the Website.


--------------------------------------------------------------------------------
PETER LIEB  - SYMBOL - GENERAL COUNSEL

They should be available on the Website. If you have difficulty, please let me know and I will make sure that we get them to you.

With regard to your question on revenue by new products. If you look at products introduced over the last three years, they represent probably 55 to 57 percent of the quarter's product revenue. And I think if my recollection is correct, that is not all that big a change from the past couple of quarters. But I would have to go and actually double check that.


--------------------------------------------------------------------------------
PETER BARRY  - BEAR STEARNS - ANALYST


Let me close with, can you give us an update on the Postal Service contract?


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


I am going to ask Todd to take that.


--------------------------------------------------------------------------------
TODD ABBOTT  - SYMBOL - SVP, WORLDWIDE OPERATIONS


The Postal Service contract is in the final stages of the Postal Service doing its analysis. They have stated that they are looking to make a decision sometime late this quarter. We continue to compete aggressively for that business.


--------------------------------------------------------------------------------
OPERATOR


Jack Lieberman, Reliance Management.


--------------------------------------------------------------------------------
JACK LIEBERMAN  - RELIANCE MANAGEMENT - ANALYST


My question was already answered. Thank you.


--------------------------------------------------------------------------------
OPERATOR


Dick Davis, Richard W. Davis.


--------------------------------------------------------------------------------
DICK DAVIS  - RICHARD W. DAVIS - ANALYST


I have a couple of questions about the direct sales force. I am hearing that there is dissension between the guys that stayed on after the new management came in and some of the account executives and some of the people involved in systems work are unhappy and this sort of thing. I just wanted you to comment on that. Then I have got another question after that.


--------------------------------------------------------------------------------
TODD ABBOTT  - SYMBOL - SVP, WORLDWIDE OPERATIONS


I think anytime you go through as much cultural change as we have gone through as a company, it is going to be difficult for people that have been here for a considerable period of time. We are asking people throughout the Company, not just in sales, whether it be finance, IT, manufacturing, engineering, in essence to reshape their skills and focus to be able to deliver an Enterprise Mobility architecture to the market. So there is a lot of change going on in our Company.

But I would say where we are right now relative to the evolution and acceptance of change is kind of right where we would expect to be. We have got a lot of retraining going on. Internationally I think we are fundamentally through all of the restructuring and reorganization that needs to get gone. It is now a matter of retooling the skills sets through a lot of skills development with the leadership team that is in place. So I would categorize some of the noise that you hear relative to the concerns as typical change control kinds of challenges, but we feel like we are right on it.

--------------------------------------------------------------------------------
MARK GREENQUIST - SYMBOL - SVP & CFO


You are probably hearing that here in the U.S. from the salesforce where we are currently going through more change than we have in prior quarters, but not dissimilar to the kind of change we have gone through in every function in every organization over the past year and a half. In fact at this location, it is been far worse from a change management point of view with other functions and other times than it is right now in the U.S. with respect to the sales team.

But to Todd's point, we are very focused on bringing in the best talent in the world to this Company in sales and certainly in every function. And as we go forward, we are also continuing to develop our people, and we are spending an awful lot of money on retraining and development right now of the current Symbol associates. This year alone we are going to spend close to $5 million on leadership development which is targeted at developing our vice presidents and our directors, our key leaders in the organization, with regard to skills that they will need to drive forward into the future to be successful here.

By the way, it's not limited to the VPs. All of my senior vice presidents to a large extent have individual development plans. We have all continuously worked on our own skills. This is not just about new people or about people who have been here on board. Development is a personal responsibility in a world that moves as fast as the high-tech industry does. If you do not keep pace with it, you will likely not only not be successful at Symbol, but anywhere you decide to work if you have the kind of aspirations we do in high-tech.


--------------------------------------------------------------------------------
DICK DAVIS  - RICHARD W. DAVIS - ANALYST


That is a good answer. I have a couple of other questions. Is it not so that (inaudible) versus Symbol and gold versus Symbol are not accrued for in the $142 million question?


--------------------------------------------------------------------------------
BILL NUTI  - SYMBOL - PRESIDENT & CEO


Peter is going to take that. Ask the question again?


--------------------------------------------------------------------------------
DICK DAVIS - RICHARD W. DAVIS - ANALYST


A couple of shareholder losses (inaudible) versus Symbol and gold versus Symbol, and the last time we discussed it, they had not been accrued for.


--------------------------------------------------------------------------------
PETER LIEB  - SYMBOL - GENERAL COUNSEL


I think that is accurate. But remember the gold case is a case to compel Symbol to sue various former board members and officers. So it is not a claim under which the claim is against Symbol itself. But you are right. There has been no accrual for either of those cases.


--------------------------------------------------------------------------------
DICK DAVIS  - RICHARD W. DAVIS - ANALYST


Could you comment where the Renosis (ph) suit is and what stage is and this sort of thing? Meaning the suit against your property in Mexico, the title suit.


--------------------------------------------------------------------------------
PETER LIEB  - SYMBOL - GENERAL COUNSEL


Well, the case is pending in Mexico and is progressing in the ordinary course. It is also you should know -- the same claim has been made against as we understand many many companies who have facilities in the same area. So we are not -- it's not a single case against Symbol. And we do have title insurance, which presumably will assist us in the event there is an issue there, an adverse issue there.


--------------------------------------------------------------------------------
DICK DAVIS  - RICHARD W. DAVIS - ANALYST

I see. That is it for now.


--------------------------------------------------------------------------------
OPERATOR


Gentlemen, there are no further questions. Did you have any concluding comments today?


--------------------------------------------------------------------------------
BILL NUTI - SYMBOL - PRESIDENT & CEO


I just wanted to say thank you to everyone on the call today, and we look forward to seeing you on our next quarterly conference call, which will be held probably at the end of July. See you then.


--------------------------------------------------------------------------------
OPERATOR


That will conclude today's conference call. Again, we do thank everyone for their participation.